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     As filed with the Securities and Exchange Commission on August 26, 1998

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) August 12, 1998
                                                         ---------------

                               ACADIA REALTY TRUST
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Maryland                         1-12002                    23-2715194
---------------                  ------------              -------------------
(State or other                  (Commission                (I.R.S. Employer
jurisdiction of                  File Number)              Identification No.)
 incorporation)

     20 Soundview Marketplace
     Port Washington, New York                                    11050
----------------------------------------                        ----------
(Address of principal executive offices)                        (Zip Code)


                                 (516) 767-8830
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                               MARK CENTERS TRUST
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 1. Changes in Control of Registrant


         On August 12, 1998, Registrant and its majority owned subsidiary, Mark Centers Limited Partnership (the "Operating Partnership") of which Registrant is the sole general partner, consummated the transactions (the "Transactions") contemplated by the Contribution and Share Purchase Agreement dated April 15, 1998 (the "Agreement") among Registrant, the Operating Partnership and certain entities affiliated with RD Capital, Inc., a Delaware corporation ("RDC"). The closing ("Closing") of the Transactions followed Registrant's annual meeting that same day at which Registrant's shareholders approved the Transactions.

          At the Closing of the Transactions, Registrant issued to RD Properties, L.P. VI ("RDVI"), RD Properties, L.P. VIA and RD Properties, L.P. VIB (collectively, the "RDC Funds") an aggregate of 13,333,333 newly issued common shares of beneficial interest, par value $.001 ("Common Shares") in exchange for a $100.0 million cash investment. In addition, RDC and other entities affiliated with RDC were issued Common Shares and units of limited partnership interest in the Operating Partnership ("Units") in exchange for interests in properties and other assets owned by such entities as described in
Item 2. As a result, the RDC Funds collectively beneficially own approximately 63.2% of the Common Shares issued and outstanding as of the Closing. Furthermore, the RDC Funds, together with such other affiliates of RDC, will beneficially own approximately 72.2% of the Common Shares issued and outstanding as of the Closing, after giving effect to the conversion of the Units into Common Shares. As a result of the number of Common Shares to be beneficially owned by the RDC Funds, prior to the Closing and pursuant to the Agreement, the Board of Trustees exempted (i) the RDC Funds and (ii) the other affiliates of RDC which received Units (which, upon exchange of such Units into Common Shares, would exceed the excess share limitations) from the excess share limitations of the Trust's Declaration of Trust. Pursuant to the Agreement, the RDC Funds have granted to each of their respective partners a proxy, appointing such partners as proxy to vote the Common Shares to which such partners would be entitled assuming a dissolution of the RDC Funds.

         As part of the Transactions, Registrant appointed Ross Dworman and Kenneth F. Bernstein, the President and Chief Executive Officer and Chief Operating Officer, respectively, of RDC, as the Chairman and Chief Executive Officer and the President, respectively, of Registrant. Messrs. Dworman and Bernstein, together with Martin L. Edelman and Gregory White, two independent trustee designees of RDC, have been appointed to the Board of Trustees, and all of the incumbent trustees other than Marvin Slomowitz, Marvin Levine and Lawrence Longua have resigned. Information regarding RDC was previously distributed to Registrant's shareholders in its proxy statement dated July 10, 1998 ("Proxy Statement"), a portion of which is included as an exhibit to this Form 8-K.




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ITEM 2. Acquisition or Disposition of Assets

         In connection with the Transactions, on August 12, 1998, the Operating Partnership acquired fee title to, or all or substantially all of the ownership interests in, 12 retail shopping centers, five multi-family apartment complexes, one redevelopment property and a 49% interest in a retail shopping center owned by certain entities in which RDC or its affiliates served as the general partner or in another similar management capacity, as well as certain third party management contracts and certain promissory notes, in exchange for approximately
11.1 million Units and approximately 2.0 million newly issued Common Shares. Information regarding the properties contributed to Registrant was previously set forth in the Proxy Statement, a portion of which is included as an exhibit to this Form 8-K.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits


(a)  Financial Statements.

         Financial statements are not included in this 8-K and will be filed by amendment within 60 days.

(b)  Pro Forma Financial Information.

         Pro Forma Financial Information is not included in this 8-K and will be filed by amendment within 60 days.

(c)  Exhibits.

Exhibit           Description
-------           -----------

99.1              Press Release, dated August 13, 1998

99.2              Excerpt from Proxy


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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     ACADIA REALTY TRUST
                                                          (Registrant)


Date: August 26, 1998                                By: /s/ Ross Dworman
                                                         ----------------------
                                                         Name:  Ross Dworman
                                                         Title: Chairman and
                                                                Chief Executive
                                                                Officer



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EXHIBIT INDEX


Exhibit           Description
-------           -----------

99.1              Press Release, dated August 13, 1998

99.2              Excerpt from Proxy